Exhibit 4.1

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 28, 2013, by and among Hexion U.S. Finance Corp., a Delaware corporation (the “Issuer”), Momentive Specialty Chemicals Inc., a New Jersey corporation (“Holdings”), the Subsidiary Guarantors party hereto (the “Subsidiary Guarantors” and, together with Holdings, the “Guarantors”) and Wilmington Trust, National Association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Issuer and Guarantors have heretofore executed and delivered to the Trustee an Indenture, dated as of March 14, 2012 (as amended and supplemented by a First Supplemental Indenture dated as of January 31, 2013, the “Indenture”), providing for the issuance of the Issuer’s 6.625% First-Priority Senior Secured Notes due 2020 (the “Notes”);

WHEREAS, the Issuer and the Guarantors intend to consummate an ABL Transaction as of the date hereof, as permitted by Article 12 of the Indenture;

WHEREAS, pursuant to Section 9.01(xi) of the Indenture, the Issuer, the Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture to make the changes and execute the agreements contemplated by Article 12 of the Indenture in connection with an ABL Transaction and changes in furtherance thereof;

WHEREAS the Issuer has complied with all conditions precedent provided for in the Indenture relating to this Supplemental Indenture; and

WHEREAS the Issuer has requested that the Trustee execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

SECTION 1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

SECTION 2. Amendments to the Indenture. The Indenture shall hereby be amended as follows:

(a) The definition of “First-Priority After-Acquired Property” in Section 1.01 of the Indenture is hereby amended and restated to read as follows:

“First-Priority After-Acquired Property” means any property (other than the initial collateral) of Holdings, the Issuer or any Subsidiary Guarantor that secures any Secured Bank Indebtedness and ABL Obligations, other than any Excluded Assets.

(b) The definition of “First Priority Lien Obligations” in Section 1.01 of the Indenture is hereby amended by adding the following sentence at the end thereof:

“Unless the context otherwise requires, references to “First-Priority Lien Obligations” shall exclude ABL Obligations; provided that references in each of:

(i) Section 4.01(b)(i) and the second proviso in Section 4.01(b)(xiv),

(ii) Section 9.01(v),

(iii) Section 11.11(c) and the last sentence of the first paragraph of Section 11.01(a), and

(iv) in the definition of “Consolidated Secured Debt Ratio”

to First-Priority Lien Obligations shall, in each case, include ABL Obligations.”

(c) Section 4.06(b)(i) of the Indenture is hereby amended by striking the “or” before clause (E) and adding the following at the end thereof:

“or (F) if such proceeds are from an Asset Sale of ABL Priority Collateral (including indirect Asset Sales of ABL Priority Collateral due to the sale of the Capital Stock of a Person), any Indebtedness constituting ABL Obligations.”

(d) Section 4.12 of the Indenture is modified by adding the following sentence at the end thereof:

“In addition, for the avoidance of doubt, Liens may secure ABL Obligations to the extent provided in, and subject to, Section 12.03.”

(e) Section 4.14 of the Indenture is modified by adding the following sentence at the end thereof:

“Notwithstanding the foregoing, upon the acquisition by the Issuer, Holdings or any other Guarantor of any First-Priority After-Acquired Property consisting of ABL Priority Collateral, the Issuer or such Guarantor shall only be required to grant junior priority liens on such Collateral to secure the Notes (and only take actions with respect to the granting of such liens that are otherwise consistent with actions required to be taken by the ABL Facility Collateral Agent).”

(f) Section 9.01 of the Indenture is hereby amended by amending and restating the final sentence thereof to read as follows:

“In addition, to the extent permitted by the First Lien Intercreditor Agreement and the ABL Intercreditor Agreement, any amendment, waiver or consent to any of the collateral documents with respect to the First Priority Lien Obligations under the Credit Agreement or the ABL Obligations shall apply automatically to the comparable Security Documents with respect to the Notes to the extent set forth therein.”

(g) Sections 11.03(a) of the Indenture is hereby amended by amending and restating clause (7) as follows and adding a new clause (9) as set forth below:

“(7) in respect of the property and assets of a Guarantor that at any time is not subject to a Lien securing any other First-Priority Lien Obligations at such time (provided that if such property and assets is subsequently subject to a Lien securing any other First-Priority Lien Obligations (other than Excluded Assets), such property and assets shall subsequently constitute Collateral hereunder) other than (x) if such release is in connection with a release or discharge by or as a result of payment in respect of the Credit Agreement or (y) if such release is due to a release of Liens by lenders under the Credit Agreement, at any time that Indebtedness under the Credit Agreement does not constitute a majority of the aggregate principal amount of Indebtedness constituting First Priority Lien Obligations outstanding at such time;”

“(9) in respect of any property and assets of the Issuer or a Guarantor that would constitute ABL Priority Collateral but is at such time not subject to a Lien securing ABL Obligations, other than any assets or property that cease to be subject to a Lien securing ABL Obligations in connection with a release or discharge by or as a result of payment in full and termination of the ABL Facility; provided that if such property and assets are subsequently subject to a Lien securing ABL Obligations (other than Excluded Assets), such property and assets shall subsequently constitute Collateral hereunder.”

SECTION 3. Intercreditor Agreement. The Trustee is hereby authorized and directed to enter into the ABL Intercreditor Agreement in the form attached hereto as Exhibit A (which such intercreditor agreement constitutes the “ABL Intercreditor Agreement” as defined in and contemplated by the definition of such term in Section 12.04 of the Indenture). Unless the context otherwise requires, references to the First Lien Intercreditor Agreement in Section 4.05(c)(2), Section 6.10, Article IX and Article XI of the Indenture shall also refer to the ABL Intercreditor Agreement. The ABL Facility (as defined in the ABL Intercreditor Agreement) in effect on the date hereof is hereby designated by Holdings, as of the date hereof, as an “ABL Facility” under and as defined in the Indenture.

SECTION 4. Collateral Documents. The Trustee is hereby authorized and directed to enter into the collateral documents in the forms attached hereto as Exhibit B and such additional collateral documents contemplated thereby (which such collateral documents implement the security arrangements contemplated by Section 12.01 of the Indenture).

SECTION 5. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 6. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

SECTION 8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

HEXION U.S. FINANCE CORP.

By:	/s/ Ellen G. Berndt
Name:	Ellen G. Berndt
Title:	Vice President and Secretary

MOMENTIVE SPECIALTY CHEMICALS INC.

By:	/s/ Ellen G. Berndt
Name:	Ellen G. Berndt
Title:	Vice President and Secretary

BORDEN CHEMICAL FOUNDRY, LLC

By:	/s/ Ellen G. Berndt
Name:	Ellen G. Berndt
Title:	Vice President and Secretary

MOMENTIVE INTERNATIONAL INC.

By:	/s/ Ellen G. Berndt
Name:	Ellen G. Berndt
Title:	Vice President and Secretary

MOMENTIVE SPECIALTY CHEMICALS INVESTMENTS INC.

By:	/s/ Ellen G. Berndt
Name:	Ellen G. Berndt
Title:	Vice President and Secretary

[Signature Page to Second Supplemental Indenture]

MOMENTIVE CI HOLDING COMPANY (CHINA) LLC

By:	Lawter International Inc.,
as sole managing member

By:	/s/ Ellen G. Berndt
Name:	Ellen G. Berndt
Title:	Vice President and Secretary

HSC CAPITAL CORPORATION

By:	/s/ Ellen G. Berndt
Name:	Ellen G. Berndt
Title:	Vice President and Secretary

LAWTER INTERNATIONAL INC.

By:	/s/ Ellen G. Berndt
Name:	Ellen G. Berndt
Title:	Vice President and Secretary

OILFIELD TECHNOLOGY GROUP, INC.

By:	/s/ Ellen G. Berndt
Name:	Ellen G. Berndt
Title:	Vice President and Secretary

NL COOP HOLDINGS LLC

By:	/s/ Ellen G. Berndt
Name:	Ellen G. Berndt
Title:	Vice President and Secretary

[Signature Page to Second Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Jane Schweiger
Name:	Jane Schweiger
Title:	Vice President

[Signature Page to Second Supplemental Indenture]

EXHIBIT A

FORM OF ABL INTERCREDITOR AGREEMENT

(see attached)

EXHIBIT B

FORM OF COLLATERAL DOCUMENTS

(see attached)